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                                                                    Exhibit 99.4


                                 AMENDMENT NO. 1
                        TO EXECUTIVE EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Executive Employment Agreement (this "Amendment") is entered into as of November 17, 2005, by and among Commerce Energy Group, Inc. ("CEG"), Commerce Energy, Inc. (formerly, Commonwealth Energy Corporation, and herein after referred to as "Commerce" and, together with CEG, the "Company") and Peter Weigand ("Executive"). All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the parties hereto desire to amend the Executive Employment Agreement, dated as of April 1, 2004 (the "Agreement"), by and among the CEG, Commerce and Executive, pursuant to the terms set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. Section 7(c)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

               If Executive voluntarily elects and agrees not to engage in Prohibited Activities (as hereinafter defined) for a period of six (6) months after the date of such termination of employment, the Company shall pay Executive as additional compensation for the periods subsequent to the termination date, the amount of five hundred sixty-six thousand six hundred sixty-six dollars and sixty-six cents ($566,666.66) in cash, which is equal to Executive's annual Base Salary of $400,000, divided by 12 and then multiplied by 17 (the "Severance Amount"). The Severance Amount shall be payable in a lump sum on April 10, 2006 (which is the first business day after the expiration of the six month period commencing on the day after the Termination Date, as defined in the Settlement Agreement and General Release among Executive, CEG and Commerce). If Executive does not so voluntarily elect and agree or otherwise engages in such Prohibited Activities, then Executive's eligibility to receive the post-employment benefits provided for in this Section 7(c)(ii) shall immediately thereafter terminate. For purposes of this Agreement, "Prohibited Activities" shall mean directly or indirectly engaging as an owner, employee, consultant or agent of any company that competes in deregulated markets with the Company in the marketing of natural gas and/or electricity to retail customers. It is expressly understood that direct employment by a regulated utility company with or without an unregulated retail marketing subsidiary would not be a Prohibited Activity, while employment by or engaging in such activities with an

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          unregulated retail marketing subsidiary of the same utility company would be a Prohibited Activity.

2. If Executive exercises his right to revoke Sections 6, 12 and 14 of the Settlement Agreement and General Release (the "Settlement Agreement") by and between the Executive, CEG and Commerce dated November 17, 2005 pursuant to Section 15(c) thereof, which exercise must be effected by a writing signed by Executive and delivered to CEG's Chief Executive Officer before the close of business on the seventh calendar day after Executive signs the Settlement Agreement, then this Amendment shall simultaneously become null and void.

3.   No other provisions of the Agreement are affected by this Amendment.

                             [Signatures to follow]


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                        COMMERCE ENERGY GROUP, INC.

                                        /S/ STEVEN S. BOSS
                                        ----------------------------------------
                                        Steven S. Boss
                                        Chief Executive Officer


                                        COMMERCE ENERGY, INC.
                                        (FORMERLY, COMMONWEALTH ENERGY
                                        CORPORATION)

                                        /S/ STEVEN S. BOSS
                                        ----------------------------------------
                                        Steven S. Boss
                                        Chief Executive Officer

                                        EXECUTIVE

                                        /S/ PETER WEIGAND
                                        ----------------------------------------
                                        Peter Weigand


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